UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐ Preliminary information statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

☒ Definitive information statement

GREENBOX POS

(Name of Registrant as specified in Its Charter)

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GREENBOX POS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF GREENBOX POS:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of GreenBox POS, a Nevada corporation (“we,” “us,” and “our” each refers to GreenBox POS), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed and will be effective 20 calendar days from the date of mailing this Information Statement to you.  The Written Consent authorizes the adoption of our 2021 Stock Option Plan as adopted by the Board of Directors (the “Board”) on April 28, 2021 (the “2021 Stock Option Plan”).

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, the Board has determined not to call a special meeting of stockholders to authorize these actions. The Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2021 for the fiscal year ended December 31, 2020 (our “Annual Report”) is incorporated herein by reference.

A majority of the stockholders by written consent has fixed the close of business on May 13, 2021 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement, which is expected to be first mailed on or about June 10, 2021. Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

GREENBOX POS

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108

This Information Statement is being furnished on or about June 10, 2021, by the Board of Directors (the “Board”) of GreenBox POS, a Nevada corporation (“we,” “us,” and “our” each refers to GreenBox POS) to the holders of record of our issued and outstanding common stock, par value $0.001, (“Common Stock” or “Voting Shares”) as of the close of business on May 13, 2021 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On April 28, 2021, the Board deemed it in our best interests to approve adoption of our 2021 Stock Option Plan (the “2021 Stock Option Plan”).

We are also providing notice to our stockholders that certain of our stockholders took action on April 28, 2021, and as described below by Majority Written Consent in Lieu of a Special Meeting of Stockholders, a copy of which is attached hereto as Exhibit A (the “Written Consent”). The purpose of this Information Statement is to inform holders of Voting Shares that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes allocated to the Voting Shares has taken the following actions by the Written Consent to be effective 20 calendar days from the date of mailing this Information Statement to you.

As of the Record Date, there were 41,185,131 shares of Common Stock outstanding, with one vote per share.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our Voting Shares may be substituted for a special meeting of the stockholders. Based on the foregoing and in order to eliminate the costs involved in holding a special meeting, the Board has determined not to call a special meeting of stockholders. A copy of our Annual Report on Form 10-K filed on March 30, 2021 for the fiscal year ended December 31, 2020, including audited consolidated financial statements (our “Annual Report”), accompanies this Information Statement.

We will only deliver one copy of this Information Statement and our Annual Report to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future Annual Reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement and our Annual Report was delivered, or deliver a single copy of this Information Statement, our Annual Report, and any future Annual Reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the votes allocated to the Common Stock is required to effect the action described herein. As of the Record Date, there were 41,185,131 shares of Common Stock issued and outstanding with one vote each, of which 20,592,566 votes were required to pass any stockholder resolutions.

The consenting stockholders, (the “Consenting Stockholders”), were the collective record owners of Common Stock outstanding as of April 28, 2021 with 23,264,367 votes, which represented 56.5% of the votes allocated to the issued and outstanding Common Stock as of that date. Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent. There are no cumulative voting rights. No consideration was paid for the consent. The Consenting Stockholders’ affiliations with us and beneficial holdings are set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 18, 2021, the number of shares of Common Stock owned of record and beneficially by (i) each of our named executive officers and directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the date of this Information Statement.

Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and dispose of the shares listed opposite the stockholder’s name. All calculations are based on 42,078,494 shares of Common Stock outstanding. Unless otherwise indicated below, the address of each beneficial owner is c/o GreenBox POS, 3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108.

Name and Address of Owner	Shares of Common Stock Owned Beneficially		Percent of Class

5% Holders
GreenBox POS LLC (1)	20,489,208		48.7%

Officers and Directors
Ben Errez, Chairman of the Board of Directors and Executive Vice President	20,606,217	(2)	48.9%
Fredi Nisan, Director and Chief Executive Officer	20,594,460	(3)	48.8%
Benjamin Chung, Chief Financial Officer	100,000	(4)	*
Kenneth Haller, Senior Vice President of Payment Systems	2,858,492	(5)	6.8%
Vanessa Luna, Chief Operating Officer	83,333		*
Genevieve Baer, Director	886	(6)	*
William J. Caragol, Director	1,774	(7)	*
Ezra Laniado, Director	886	(8)	*
Carl Williams, Director	271		*
Dennis James, Director	271		*
Total of Officers and Directors (9 Persons)	23,729,327		56.1%

* Less than 1%

(1) GreenBox POS LLC (“PrivCo”) holds 20,489,208 shares of Common Stock. PrivCo is managed by its two managing members, Ben Errez and Fredi Nisan, both of whom serve as our officers and directors. Messrs. Errez and Nisan each own 50% of PrivCo.

(2) Consists of 20,489,208 shares of Common Stock in the name of PrivCo over which Mr. Errez has voting power and control and 83,333 fully vested options to purchase shares of Common Stock at an exercise price of $6.06, expiring December 1, 2025. Earns $5,000 worth of shares of Common Stock monthly, issuable on the 15th day of each month in the number based on the closing price of our Common Stock on that date or the next trading day; includes shares earned through May 17, 2021, but not subsequent months as that number cannot yet be determined.

(3) Consists of 20,489,208 shares of Common Stock in the name of PrivCo over which Mr. Nisan has voting power and control and 83,333 fully vested options to purchase shares of Common Stock at an exercise price of $6.06, expiring December 1, 2025. Earns $5,000 worth of shares of Common Stock monthly, issuable on the 15th day of each month in the number based on the closing price of our Common Stock on that date or the next trading day; includes shares earned through May 17, 2021, but not subsequent months as that number cannot yet be determined.

(4) Consists of 100,000 fully vested options to purchase shares of Common Stock at an exercise price of $7.63, expiring April 20, 2026.

(5) Includes 83,333 fully vested options to purchase shares of Common Stock at an exercise price of $6.06, expiring December 1, 2025.

(6) Earns $2,500 worth of shares of Common Stock monthly, issuable on the 15th day of each month in the number based on the closing price of our Common Stock on that date or the next trading day; includes shares earned through May 17, 2021, but not subsequent months as that number cannot yet be determined.

(7) Earns $5,000 worth of shares of Common Stock monthly, issuable on the 15th day of each month in the number based on the closing price of our Common Stock on that date or the next trading day; includes shares earned through May 17, 2021, but not subsequent months as that number cannot yet be determined.

(8) Earns $2,500 worth of shares of Common Stock monthly, issuable on the 15th day of each month in the number based on the closing price of our Common Stock on that date or the next trading day; includes shares earned through May 17, 2021, but not subsequent months as that number cannot yet be determined.

ADOPTION OF 2021 STOCK OPTION PLAN

As of April 28, 2021, the Board adopted the 2021 Incentive and Nonstatutory Stock Option Plan (the “2021 Stock Option Plan”).

SUMMARY OF THE 2021 STOCK OPTION PLAN

The following is a summary of the material features of the 2021 Stock Option Plan and is qualified in its entirety by reference to the full text of the 2021 Stock Option Plan, which is incorporated herein by reference. Capitalized terms used in this summary and not otherwise defined shall have the meaning set forth in the 2021 Stock Option Plan. Any stockholder who wishes to obtain a copy of the actual 2021 Stock Option Plan should refer to the section of this Information Statement entitled “Incorporation by Reference.”

Purpose of the Plan

The 2021 Stock Option Plan is intended to further our growth and financial success by providing additional incentives to selected employees, directors, and consultants to us and our subsidiaries so that such employees, directors, and consultants may acquire or increase their ownership in us. Stock options granted under the 2021 Stock Option Plan may be either Incentive Stock Options or Nonstatutory Options.

Stock Subject to the Plan

There is reserved for issuance upon the exercise of options granted under the 2021 Stock Option Plan an aggregate of 5,000,000 shares of Common Stock. If any options granted expire or terminate without being exercised, the shares covered thereby will be added back to the shares reserved for issuance. The 2021 Stock Option Plan contains certain adjustment provisions relating to stock dividends, stock splits, and the like.

Administration of the Plan

The 2021 Stock Option Plan will be administered by the Board of Directors. The Board will have the full power to grant options, to determine the persons eligible to receive such options, and to determine the amount, type, and terms and conditions of each such option.

Eligibility

The persons eligible to receive stock options shall be employees, directors, or consultants of us or any of our Affiliates. The term consultant shall mean any person who is engaged by us to render services and is compensated for such services. Incentive Stock Options may only be issued to our employees. Nonstatutory Options may be granted to directors or consultants who are not our employees.

Option Price

If an Option is granted to a 10% Holder, the Option Price will not be less than 110% of the fair market value of the Common Stock at the date the Option is granted.

Incentive Stock Options granted to a person who is not a 10% Holder will have an Option price of no less than 100% of the fair market value of the Common Stock at the date the Option is granted.

Nonstatutory Stock Options granted to a person who is not a 10% Holder will have an Option price as determined by the Board at the date the Option is granted.

Our Board will determine fair market value; provided however, that if there is a public market for our Common Stock, the fair market value per share shall be the average of the bid and asked prices on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

The Option price is to be paid at the discretion of the Board, at either the time of grant or at the time of exercise (i) in cash or by check, (ii) by delivery of other Common Stock, provided such tendered stock was not acquired directly or indirectly from us, or, if acquired from us, has been held by the Optionee for more than six months, (iii) by a cashless exercise through a brother’s transaction on the market; (iv) by a net issuance of Common Stock; or (v) such other form of legal consideration permitted by federal and state law as may be acceptable to the Board.

Term and Exercise of Options

Any Option granted to a 10% Holder shall become exercisable over a period of no longer than five years. Any Option otherwise granted to an employee shall become exercisable over a period of no longer than ten years. In no event shall any Option be exercisable after the expiration of ten years from the date it is granted.

Early Termination of Options

If Optionee’s status as an employee, director, or consultant shall terminate for any reason, then the Optionee shall have the right to exercise any vested Options, in whole or in part, for three months after such termination.

If an Optionee dies while employed or engaged as a director or consultant by us or an Affiliate, the portion of such Optionee’s Option or Options which were exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option or Options, at any time within the remaining term of the Option, but only to the extent, that Optionee could have exercised the Option as of the date of Optionee’s death.

Amendments to the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the 2021 Stock Option Plan or revise or amend it. The Board must obtain shareholder approval for any 2021 Stock Option Plan revision that would (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Options may be granted, (iii) materially increase the benefits to Optionees, or (iv) change the class of persons eligible to receive Options under the 2021 Stock Option Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of the grant and exercise of options, and the disposition of shares of Common Stock purchased pursuant to the exercise of options, under the 2021 Stock Option Plan. The summary reflects the current provisions of the Code and the regulations thereunder, is not intended to be exhaustive and does not describe state or local tax consequences.

Under the Code, we will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Optionees recognize pursuant to awards. For Optionees, the expected tax consequences of awards are as follows:

Incentive Stock Options

An Optionee will not recognize income upon the grant of an incentive stock option. There are generally no tax consequences to the Optionee upon exercise of an incentive stock option (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the incentive stock option was granted or within one year after the incentive stock option was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Optionee recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the incentive stock option and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Nonstatutory Stock Options

A nonstatutory stock option is taxed when it is granted if the shares underlying the option have a “readily ascertainable fair market value” at the time of the grant.

An option that is actively traded on an established market at the time of the grant has a readily ascertainable fair market value and will be taxed as soon as it is granted.

An option that is not actively traded on an established market has a readily ascertainable fair market value only if all of the following conditions are met: (1) the option is transferable; (2) the option must be exercisable immediately and in full when it is granted; (3) there can be no condition or restriction on the option that would have a significant effect on its fair market value; and (4) the fair market value of the option privilege must be readily ascertainable.

Options without readily ascertainable fair market value. If the shares underlying the nonstatutory stock option do not have a readily ascertainable fair market value, the grant of the option is not a taxable event. The exercise of the option to purchase the optioned stock triggers taxation. The optionholder recognizes ordinary income in the amount of the value of the stock purchased, minus any amounts paid for the stock or the option. The gain or loss recognized when the holder sells the stock is capital in nature.

Options with readily ascertainable fair market value. If the shares underlying a nonstatutory stock option are actively traded or have a readily ascertainable fair market value, the optionholder must recognize ordinary income in the amount of the fair market value of such shares in the year the option is granted even if the optionholder does not exercise the option. The optionholder is not taxed again, however, when he or she exercises the option and acquires the stock. He or she is taxed again when the stock is sold (capital gain or loss).

Term of the Plan

The 2021 Stock Option Plan will terminate on April 28, 2031 and no options may be granted under the 2021 Stock Option Plan after that date.

Current Issuance

As of the Record Date, there were no stock options issued under the 2021 Stock Option Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No specific awards have been issued under the 2021 Stock Option Plan. It is intended that awards under the 2021 Stock Option Plan will be issued to officers and directors and other service providers, as determined in the discretion of the Board.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed on May 13, 2021;
●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed on March 30, 2021 (the “Annual Report”); and.
●	Our Current Reports on Form 8-K filed on May 27, 2021, May 10, 2021 and April 26, 2021.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement, including the Annual Report, through our website, www.greenboxpos.com, and from the SEC at its website, www.sec.gov, or by contacting us at 619-631-4838 or ben@greenboxpos.com. Copies of the definitive agreements will also be made available to you without charge by contacting us at 619-631-4838 or ben@greenboxpos.com.

By Order of the Board of Directors,

/s/ Ben Errez

Ben Errez

Chairman

EXHIBIT A

MAJORITY WRITTEN CONSENT

IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

MAJORITY WRITTEN CONSENT

OF THE SHAREHOLDERS OF

GREENBOX POS

a Nevada corporation

IN LIEU OF SPECIAL MEETING

The undersigned shareholders (the ”Shareholders”), constituting the majority of the Shareholders of GreenBox POS, a Nevada corporation (the “Company”), acting pursuant to the authority of Section 78.320(2) of the Nevada Revised Statutes and the Bylaws of the Company, and with the understanding that the execution of this consent is in lieu of holding a special Shareholders’ meeting, do hereby adopt the following resolutions:

APPROVAL OF MINUTES

RESOLVED, that the minutes of the prior meetings and written consents of the Shareholders of this Company, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

ADOPTION OF STOCK OPTION PLAN

WHEREAS, the Directors have deemed it to be in the best interests of the Company to adopt a stock option plan (the “Plan”) for its employees, directors, and consultants with an authorized number of shares of Common Stock of the Company which may be granted under the Plan of 5,000,000; and

WHEREAS, the Directors have designed, directed the drafting of, reviewed, and approved, the Plan.

RESOLVED, that, the Plan is authorized by the Company effective as of April 13, 2021, and shall hereinafter be known as the “GREENBOX POS 2021 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.”

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the Officers and Directors of the Company since the last meeting of the Shareholders be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Company.

(SIGNATURE PAGE IMMEDIATELY FOLLOWS)

A-1

IN WITNESS WHEREOF, the undersigned Shareholders, constituting a majority of the Shareholders of the Company, have executed this Majority Written Consent as of April 28, 2021.

SHAREHOLDER:	NUMBER OF SHARES HELD	PERCENTAGE OWNERSHIP

GREENBOX POS, LLC	20,489,208	49.7%

By: /s/ Ben Errez

Name: Ben Errez

Its: Managing Member

By: /s/ Fredi Nisan

Name: Fredi Nisan

Its: Managing Member

KENNETH HALLER	2,775,159	6.7%

By: /s/ Kenneth Haller

Name: Kenneth Haller

TOTAL	23,264,367	56.5%

A-2